Exhibit 10.2

Written Resolution Of
The Board of Directors Of

DAPULSE LABS LTD.

Effective as of January 29, 2013

The undersigned, being all of the members of the Board of Directors (the “Board”) of DaPulse Labs Ltd. (the “Company”), after having waived their rights to prior notice, acting by unanimous written resolution in lieu of a meeting of the Board in accordance with the Articles of Association of the Company, do hereby unanimously resolve the following:

A.	APPROVAL OF DAPULSE LTD. 2013 OPTION PLAN

RESOLVED: to approve the adoption of the DaPulse Labs Ltd. 2013 Option Plan, providing for the grant of options to the Company’s and its subsidiaries’ employees, directors and consultants, (the “2013 Option Plan”), substantially in the form attached hereto as Exhibit A together with the proposed forms of related Israeli Capital Gain Option Agreement in substantially the form attached hereto as Exhibit B, are hereby approved, adopted and confirmed in all respects.

RESOLVED FURTHER, As previously approved, the number of Ordinary Shares reserved for issuance under said 2013 Option Plan (or any other share incentive plans, agreements or arrangements approved by the Board) shall be 16,667 Ordinary Shares which;

RESOLVED FURTHER: to elect the Capital Gains Route, as set forth in Section 102(b)(2) of the Israeli Income Tax Ordinance [New Version] 1961, as the route to be used by the Company for the grant of options to Israeli employees under the 2013 Option Plan, and to submitt the 2013 Option Plan for approval in Israel by the Israeli Tax Authorities under the Capital Gains Route.

B.	APPOINTMENT OF TRUSTEE

RESOLVED: to appoint SGS Trusts Ltd. as trustee under the 2013 Option Plan (as such term is defined therein), and to authorise Roy Man, to negotiate the terms of such engagment.

C.	GENERAL

RESOLVED, that the Chief Executive Officer of the Company, and any other member of the Board, are, and each of them acting alone hereby is, authorized, empowered and directed to execute and deliver all such agreements and instruments, make all such filings pursuant to applicable laws (and any such filings heretofore made are hereby ratified), and do all such other acts and things, in the name of the Company and on its behalf, as such officer in his discretion, with or without the advice of counsel, may deem necessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions; such determination to be conclusively evidenced by the execution of such further agreements or instruments, the making of such filings or the accomplishment of such further acts or things by such officer of the Company on behalf of the Company; and that all actions taken by any such officer of the Company which would have been in conformity with the above resolutions had such resolutions been in effect at the time of such action, are hereby ratified, approved and confirmed in all respects as the acts and deeds of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Written Resolution of the Board of Directors of the Company, effective as of the date first written above. This Written Resolution may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Written Resolution of the Board of Directors of the Company, effective as of the date first written above.

/s/ Roy Man
Roy Man

/s/ Eden Shochat
Eden Shochat

/s/ Avishai Abrahami
Avishai Abrahami

[DaPulse Labs Ltd./

Signature Page to Board Resolution re. Approval of Option Plan]